UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

______________________

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☐ Preliminary Proxy Statement

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TerrAscend Corp.

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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TerrAscend Continues to Progress Towards TSX Listing

Preliminary proxy statement filed which includes details of the internal re-organization necessary for Listing

Shareholder vote scheduled for June 22nd with trading on the TSX expected to commence shortly thereafter, subject to approval

TORONTO, ONTARIO (April 20, 2023) – TerrAscend Corp. (“TerrAscend” or the “Company”) (CSE: TER) today announced, that it filed its preliminary proxy statement (“Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which includes further details of the internal reorganization (“Reorganization”) necessary in connection with the Company’s proposed listing (the “TSX Listing”) of its common shares (the “TerrAscend Common Shares”) on the Toronto Stock Exchange (the “TSX”). A shareholder vote on the Transaction Proposal (as defined below) is scheduled to occur at the Company’s annual general and special meeting of shareholders on June 22, 2023 (the “Shareholder Meeting”). Assuming requisite approval by the Company’s shareholders is obtained at the Shareholder Meeting and the Company is able to satisfy the listing and regulatory requirements and obtain TSX approval, the Company expects that Listing would occur shortly thereafter. Additionally, TerrAscend announced today that it increased its ownership interest in Cookies Retail Canada Corp. to 95% of the issued and outstanding shares.

“We continue to make progress on our strategy to list on the TSX. Assuming the proposed reorganization is approved by our shareholders and the TSX grants approval for the listing of TerrAscend’s common shares, we should be in a position to commence trading on the TSX shortly thereafter. We are grateful to the TSX for their leadership and collaborative work in helping to create this opportunity for TerrAscend and its stakeholders,” said Jason Wild, Executive Chairman of TerrAscend.

Reorganization

TerrAscend Growth Corp. (formerly Gage Growth Corp.), a wholly owned subsidiary of TerrAscend (“TerrAscend Growth”) has entered into a subscription agreement (the “Subscription Agreement”) with an investor (the “Investor”) pursuant to which the Investor has subscribed for $1 million of class A shares (the “Class A Shares”) of TerrAscend Growth (the “Investment”). Closing of the Investment is expected to occur following the Shareholder Meeting, subject to certain closing conditions including Shareholder Approval (as defined below). Upon closing of the Investment and if the Corporation satisfies the listing and regulatory requirements of the TSX and obtains TSX approval, the Company expects that the TSX Listing will occur shortly thereafter.

TerrAscend currently holds Class B shares (the “Class B Shares”) of TerrAscend Growth, representing 100% of the issued and outstanding shares of TerrAscend Growth. In accordance with the TerrAscend Growth articles, such Class B Shares will automatically, without any action on behalf of TerrAscend, be exchanged for non-voting non-participating exchangeable shares of TerrAscend Growth (the “Exchangeable Shares”) immediately upon issuance of the Class A Shares to the Investor and the closing of the Investment in order to sever the Company’s Canadian cannabis operations and interests from its U.S. cannabis operations and interests that are held through TerrAscend Growth.

Under the Subscription Agreement, TerrAscend Growth will hold a call right to repurchase all of the Class A Shares issuable to the Investor and the Investor will be granted the right to appoint a director to the TerrAscend Growth board of directors and a put right that is exercisable at any time following the five-year anniversary of the closing of the Investment. Following the closing of the Investment in accordance with the terms of the Subscription Agreement, the Investor will hold all of the issued and outstanding Class A Shares and voting rights. TerrAscend will hold all of the issued and outstanding Exchangeable Shares, which will represent approximately 99.8% of the economic ownership of TerrAscend Growth, on an as-converted basis.

The Exchangeable Shares will not be entitled to voting rights, dividends or other rights upon dissolution of TerrAscend Growth, but will be exchangeable into Class A Shares at any time. As a result of the limited rights associated with the Exchangeable Shares, TerrAscend and TerrAscend Growth have entered into a protection agreement (the “Protection Agreement”) to provide for certain negative covenants in order to preserve the value of the Exchangeable Shares held by the Company until such time as TerrAscend controls TerrAscend Growth. TerrAscend will not control or have the ability to direct the operations of TerrAscend Growth.

Shareholder Meeting

The Company is currently scheduled to hold its Shareholder Meeting on June 22, 2023. At the Shareholder Meeting, shareholders will be asked to consider, among other things, a special resolution authorizing TerrAscend Growth, to issue and sell the Class A Shares to the Investor, which shall be deemed, for purposes of section 184(3) of the Business Corporations Act (Ontario), to be a sale of all or substantially all of the assets of the Corporation (the “Transaction Proposal”).

The Transaction Proposal must be approved by at least 66⅔% of the votes cast on a special resolution by TerrAscend shareholders present in person or represented by proxy at the Shareholder Meeting (the “Shareholder Approval”). If the Transaction Proposal is not approved, the Investment will not close and the TSX Listing will not be completed.

Proxy Statement

The Company has filed a Proxy Statement related to the Shareholder Meeting with the SEC. A full description of the Transaction Proposal is included in the Proxy Statement, which is accessible by shareholders and filed with the SEC through the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system at www.sec.gov/edgar and with the Canadian securities regulators on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com

Approvals and Recommendation

The TerrAscend board of directors unanimously recommends that TerrAscend shareholders vote in favour of the Transaction Proposal.

Advisors and Counsel

Cassels Brock & Blackwell LLP is acting as legal and strategic advisor to TerrAscend.

About TerrAscend

TerrAscend is a leading North American cannabis operator with vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan and California and retail operations in Canada. TerrAscend operates The Apothecarium and Gage dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend's cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, Wana, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the U.S. Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend’s operations and financial performance.

Notice Regarding Forward-Looking Information

This press release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits. Examples of forward-looking information contained in this press release include statements regarding the Company’s intention and timing to the TSX Listing; the Company’s ability to satisfy all listing and regulatory requirements of the TSX and obtain TSX approval for the TSX Listing; expectations regarding the potential success of, and the benefits associated with the TSX Listing; statements with respect to the satisfaction of the closing conditions to the Investment, including the Shareholder Approval; the closing of the Investment; the anticipated timing and occurrence of the Shareholder Meeting to approve the Transaction Proposal; the anticipated timing of filing and mailing the Proxy Statement; and expectations for other economic, business, and/or competitive factors.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 16, 2023.

The statements in this press release are made as of the date of this release. TerrAscend disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws.

For more information regarding TerrAscend:

Keith Stauffer

Chief Financial Officer

717-343-5386

IR@terrascend.com

Briana Chester

MATTIO Communications

424-465-4419

terrascend@mattio.com